Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	DAVID FLAHERTY
SVP/CORPORATE COMMUNICATIONS
(856) 751-4069

COMMERCE BANK BOARD OF DIRECTORS PROMOTES  BANK EXECUTIVES TO REPLACE CHAIRMAN AND CEO VERNON W. HILL II

BANK SIGNS OCC CONSENT ORDER AND INITIATES GOVERNANCE REFORMS

Bank Commits to Working Cooperatively With Regulators

Commerce And The Office of the Comptroller of the Currency (OCC) Agree to a Processing Plan for Branch Applications

Board Creates Office of Chairman of Commerce Bank N.A. with Dennis DiFlorio as Chairman,  Robert Falese as President and CEO,  and Douglas Pauls as CFO

Senior Management Team Says “Business Fundamentals Remain Strong”; Cites Intention to Continue Successful Branch Expansion Strategy

Cherry Hill, NJ (June 29, 2007) – Commerce Bancorp, Inc. (NYSE: CBH) today announced that the  Board of Directors of Commerce Bank N.A. has restructured the executive leadership team, promoting to a newly created Office of the Chairman three veteran executives who have long been responsible for the Bank’s strategy and operations.

Vernon W. Hill II is departing from Commerce Bank N.A. as Chairman and CEO effective today, and has announced his retirement as Chairman, President and CEO of Commerce Bancorp, Inc. effective July 31, 2007.

Board member Mr. Joseph S. Vassalluzzo, the former Vice-Chairman of Staples, Chairman of Federal Realty Investment Trust (NYSE:FRT), Director of Lifetime Fitness (NYSE: LTM) and Director of iParty Corporation (AMEX: IPT) said, “Through the leadership of Vernon Hill, Commerce has become an iconic American retailer, redefining banking.”

Mr. Joseph T. Tarquini, Jr., an original founding shareholder and Board member for more that 30 years, noted, “From a one office new bank, Vernon Hill has revolutionized retail banking in America while creating tremendous shareholder value and millions of FANS!.”

In addition, Commerce Bank N.A. announced that, in connection with previously disclosed insider-related party transactions involving Mr. Hill, his relatives and other parties, it has signed a Consent Order with the Office of the Comptroller of the Currency (OCC), and Commerce Bancorp has entered into a Memorandum of Understanding (MOU) with the Federal Reserve Bank of Philadelphia (FRB). Under the terms of the Consent Order, the Company’s Board and new leadership team will initiate governance changes and have committed themselves to improve relationships and work more closely with regulators in the future. The Company will also continue to cooperate fully with any regulatory investigation of insider and insider-related transactions.

The governance changes to be initiated include:

•	Effective immediately, any future real estate and vendor transactions, are prohibited with any members of the Board of Directors and Officers and their relatives
•	All prior related-party real estate and vendor transactions have been, or will be terminated, revised or reviewed by independent parties
•	A new Board-level Real Estate Review Committee will be formed
•	The Board’s Audit and Nominating and Governance Committees will be reviewed and restructured

In creating the Office of the Chairman of Commerce Bank N.A. the Board of Directors has promoted Dennis DiFlorio to Chairman of Commerce Bank N.A. and Robert Falese as President and CEO of Commerce Bank N.A. Mr. DiFlorio most recently has been President of Commerce Bank, overseeing retail banking, operations, information technology, marketing and human resources.  Mr. Falese was most recently the Company’s President of Commercial and Investment Banking and will continue to oversee those functions, in addition to his new responsibilities. Doug Pauls will remain Chief Financial Officer of Commerce Bank N.A. and will also become a member of the Office of the Chairman, as will others.  Collectively, they represent over 80 years of banking experience.   They will continue to drive the business strategies and operations of Commerce Bank and build on the long track record of success that they have established, working together with people throughout the organization. The Company has submitted a plan, which when implemented, will enable the OCC to process pending and future branch applications.

Mr. Falese said, “Dennis, Doug and I have worked together for many years to build this Company and its business fundamentals remain strong.  Commerce is a well-capitalized $47 billion financial services corporation with a 30-year unbroken record of profitability, conservative balance sheet, solid and growing core funding base, and strong investment grade credit ratings.  Over the last ten years, Commerce Bancorp has produced average annual returns for the shareholders of 21% versus 8% for the S&P index.  Even as we focus on what has worked for us in the past, however, I expect that our geographic diversity, multiple business segments and product offerings provide opportunities for continued growth and earnings going forward.  To capitalize on those opportunities, we will continue to empower our people because they are the foundation of the Company’s success.”

Dennis DiFlorio noted, “For years I have had the pleasure of working side by side with Bob and Doug and the other tremendously talented people at Commerce.  We have enjoyed great success, experienced dynamic growth, and gained recognition as a leader in customer service.  We remain committed to Commerce Bank’s core strategy, which includes the continuing expansion of our branch network and commercial lending businesses.  Our culture and people will fuel our success as we move forward, expanding our footprint, creating value for our shareholders, providing legendary service for our customers, and maintaining a great working environment for TEAM WOW, our employees.”

Proven Leadership Experience
Dennis DiFlorio
A 20-year veteran of the company, Dennis DiFlorio leads Commerce’s retail banking, operations, information technology, marketing and human resources functions.  As a member of the Commerce senior management team, Mr. DiFlorio has played a key role in advancing the bank from 18 stores and nearly $500 million in assets in 1988 to nearly 450 stores and assets exceeding $47 billion today. Mr. DiFlorio has led the cultivation of a unique “WOW” The Customer culture that permeates the entire organization and salutes the efforts of Commerce team members who are passionate about the delivery of unsurpassed service.

Bob Falese
Bob Falese, with more than 40 years of banking experience, joined the company in 1992.  He is responsible for all commercial lending and investment banking functions.  During his tenure with the Company Mr. Falese has built the commercial and investment banking portion of the Commerce growth strategy, which focuses on core deposit generation and profitable and sound credit extensions.  Under Mr. Falese’s leadership, Commerce has grown to serve multiple business segments including small and mid-size businesses, not-for-profit organizations, and large corporate firms.  Mr. Falese has been instrumental in establishing commercial lending units that focus on specialized markets such as leasing, media / publishing companies, gaming, healthcare, commercial real estate, international trade finance, and loan syndications.

Doug Pauls
Doug Pauls oversees the Company's investment portfolio, as well as the asset / liability management function.  In addition, he directs all of Commerce Bancorp’s internal and external financial reporting, budgeting and financial forecasting, and profitability reporting.  Mr. Pauls joined Commerce in 1994 as Controller and served as the Chief Accounting Officer from 1995 to 2002, when he was promoted to his current position of Chief Financial Officer.  He is a Certified Public Account, having 10 years of experience with Ernst & Young LLP.

Additional Senior Leadership
In their roles Mr. Falese, Mr. DiFlorio and Mr. Pauls will continue to work closely with key veteran executives including Fred Graziano, President of Regional Banking, Linda Verba, Executive Vice President of Retail Banking, Peter Musumeci, Jr., Chief Credit Officer and a 30-year Commerce veteran, and Commence Bank’s Market Presidents and Senior Commercial Banking executives – all of whom have been instrumental to Commerce Bank’s success.

Senior Leadership Team Conference Call
Commerce Bank’s Senior Leadership team of Bob Falese, Dennis DiFlorio and Doug Pauls will host a conference call on Friday, June 29, 2007, at 8:30 A.M. (Eastern Time) to discuss the Company’s management and governance changes. Individuals are encouraged to call in beginning at 8:15A.M. by dialing (800) 289-0572 (Leader: Doug Pauls).  Individuals calling from outside the United States should dial (913) 981-5543 (Leader: Doug Pauls).  A replay of the call will be available for five (5) calendar days beginning the afternoon of June 29th by dialing (888) 203 1112 (Domestic) or (719) 457 0820 (International) and entering Replay Passcode 3581841.

Alternatively, individuals may listen to the live webcast of the presentation by visiting the Commerce web site at www.commerceonline.com.  The webcast will be hosted under “Investor Relations” located on the home page of the website.  Beginning the afternoon of June 29, 2007, listeners may access an archived version of the presentation on the “Investor Relations” page.

About Commerce Bank
Commerce Bank, “America’s Most Convenient Bank,” is a leading retailer of financial services with nearly 450 convenient stores in New Jersey, New York, Connecticut, Pennsylvania, Delaware, Washington, D.C., Virginia, Maryland and Florida. Headquartered in Cherry Hill, N.J., Commerce Bancorp (NYSE: CBH) has $47.4 billion in assets and in first quarter 2007 achieved a 19% increase in core deposits, an 18% increase in net loans and total asset growth of 16%.  For more information about Commerce, please visit the company’s interactive financial resource center at commerceonline.com, or call 888-751-9000.

Forward-Looking Statements

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in the Company’s filings with the Securities and Exchange Commission , in its reports to shareholders and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Company’s control). The words “may”, “could”, “should”, “would”, believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan” and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Company’s financial performance or other forward looking statements to differ materially from that expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation; interest rates, market and monetary fluctuations; the timely development of competitive new products and services by the Company and the acceptance of such products and services by customers; the willingness of customers to substitute competitors’ products and services for the Company’s products and services and vice versa; the impact of changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes; future acquisitions; the expense savings and revenue enhancements from acquisitions being less than expected; the growth and profitability of the Company’s noninterest or fee income being less than expected; the ability to maintain the growth and further development of the Company’s community-based retail branching network; unanticipated regulatory or judicial proceedings (including those regulatory and other approvals necessary to open new stores); changes in consumer spending and saving habits; and the success of the Company at managing the risks involved in the foregoing.

The Company cautions that the foregoing list of important factors is not exclusive.  The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

The Company cautions that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to differ materially from the future results, performance or achievements the Company has anticipated in such forward-looking statements.  You should note that many factors, some of which are discussed in this release could affect the Company’s future financial results and could cause those results to differ materially from those expressed or implied in the Company’s forward-looking statements contained in this document.